Exhibit 10.49

CAMERON INTERNATIONAL CORPORATION

FOURTH AMENDMENT
TO THE
2005 EQUITY INCENTIVE PLAN

WHEREAS, CAMERON INTERNATIONAL CORPORATION (the “Company”) has heretofore adopted the 2005 EQUITY INCENTIVE PLAN (The “Plan”); and

WHEREAS, the Company desires to amend the Plan in certain respects;

NOW, THEREFORE, the Plan shall be amended as follows, effective November 9, 2006:

1. The words “reported New York Stock Exchange closing price of the Shares” shall be substituted for the words “per Share weighted average daily trading” in the second sentence of Section 2.11 of the Plan.

2. As amended hereby, the Plan is specifically ratified and reaffirmed.

APPROVED:

/s/ William C. Lemmer
______________________________
William C. Lemmer
Vice President, General Counsel
and Secretary

Date: November 9, 2006